SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2011

SOUTHWESTERN PUBLIC SERVICE COMPANY
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

001-03789	75-0575400
(Commission File Number)	(IRS Employer Identification No.)

Tyler at Sixth, Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 17, 2011, Southwestern Public Service Company (“SPS”) entered into a new $300 million credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., and Barclays Capital, the investment banking division of Barclays Bank Plc, as Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent, and the several lenders party thereto.  SPS’ new credit facility replaced its $247.9 million facility dated as of December 14, 2006 among SPS, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, The Bank of New York, BMO Capital Markets, and Keybank National Association as Documentation Agents, and the several lenders party thereto, which was terminated on  March 17, 2011.  The old credit facility was scheduled to expire in December 2011.

The facility is unsecured, has a four-year term, contains maturity extension provisions (for two additional one year periods)  and, under certain circumstances, may be increased by up to $50 million.  The facility permits borrowings at interest rates equal to the Eurodollar rate, plus a margin of 100 basis points to 200 basis points, or an alternate base rate.  The facility also provides for a commitment fee that ranges from 10 basis points to 35 basis points on the unused portion of the line.  Interest rates and commitment fees are based on SPS’ then-current senior unsecured credit ratings.  Advances under the facility are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default.  Advances will be used for general corporate purposes, including as backup for SPS’ commercial paper program and for letters of credit.

The facility has one financial covenant, requiring that SPS’ debt to total capitalization ratio be less than or equal to 65 percent.  The facility also contains covenants, which restrict SPS and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The facility is subject to acceleration upon the occurrence of an event of default, including cross-default to indebtedness in excess of $75 million in the aggregate, change of control (as defined in the credit agreement), nonpayment of judgments of $75 million or more, and the occurrence of certain Employee Retirement Income Security Act of 1974 and bankruptcy events.

As of March 21, 2011, SPS  had availability (after taking into account direct borrowings, outstanding commercial paper and letters of credit) under the new credit facility of approximately $281 million.

A copy of the credit agreement is filed as Exhibit 99.01 hereto and is incorporated by reference herein.  The description of the credit agreement above is qualified in its entirety by reference to the full text of the credit agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.01
Credit Agreement, dated as of March 17, 2011 among Southwestern Public Service Company, as Borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., and Barclays Capital, the investment banking division of Barclays Bank Plc, as Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent. (Incorporated by reference to Exhibit 99.05 to Form 8-K of Xcel Energy, file number 001-03034, dated March 23, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwestern Public Service Company
(a New Mexico Corporation)

	By	/s/George E. Tyson II
Name: George E. Tyson II
Title: Vice President and Treasurer

Date: March 23, 2011

Exhibit Index

Exhibit	Description

99.01
Credit Agreement, dated as of March 17, 2011 among Southwestern Public Service Company, as Borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., and Barclays Capital, the investment banking division of Barclays Bank Plc, as Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent. (Incorporated by reference to Exhibit 99.05 to Form 8-K of Xcel Energy, file number 001-03034, dated March 23, 2011)